UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 10, 2017

(date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation)		Identification Number)

3001 Colorado Boulevard

Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.                                        Results of Operations and Financial Condition

On November 15, 2017, Sally Beauty Holdings, Inc. (the “Company”) issued the news release attached hereto as Exhibit 99.1 reporting the financial results of the Company for the fourth quarter and fiscal year ended September 30, 2017 (the “Earnings Release”).

Item 2.05                                           Costs Associated with Exit or Disposal Activities

On November 10, 2017, the Board of Directors of the Company approved an international restructuring plan (the “International Restructuring Plan”) for the Company’s international businesses, with a particular focus on its European operations.

The Company expects to incur restructuring charges in the range of $12 million to $14 million, with approximately $10 million to be recorded in fiscal 2018, related primarily to potential employee separation costs. Additionally, the Company expects to realize annualized benefits in the range of approximately $12 million to $14 million from the initiative, with a benefit of approximately $8 million realized in fiscal 2018.

Cautionary Notice Regarding Forward-Looking Statements

Statements in this Current Report which are not purely historical facts or which depend upon future events may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would,” or similar expressions may also identify such forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements as such statements speak only as of the date they were made. Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including, but not limited to, risks and uncertainties related to: our ability to implement the restructuring in various jurisdictions; our ability to manage the effects of our cost reduction plans; possible changes in the size and components of the expected costs and charges associated with the restructuring; and the ability to realize the expected cost savings within the anticipated time frame.

Additional factors that could cause actual events or results to differ materially from the events or results described in the forward-looking statements can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K for the year ended September 30, 2016, as filed with the Securities and Exchange Commission. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein. We assume no obligation to publicly update or revise any forward-looking statements.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2017, Erin Nealy Cox, a director of the Company, notified the Company of her resignation from the Company’s Board of Directors (the “Board”) and from all committees of the Board upon which she serves, effective immediately.  Ms. Cox’s resignation is due to her confirmation by the United States Senate as United States Attorney for the Northern District of Texas and not due to any disagreement with the Company.  Ms. Cox has served as a director since August 2016 and the Company is grateful for Ms. Cox’s leadership and commitment to the success of the Company during her tenure as a Director.

Item 7.01  Regulation FD Disclosure

The Earnings Release also provides an update on the Company’s strategy and business outlook.

Item 9.01  Financial Statement and Exhibits

(d)

Exhibit	Description

99.1	News release reporting financial results for the fourth quarter and fiscal year ended September 30, 2017, issued by Sally Beauty Holdings, Inc. on November 15, 2017

All of the information furnished in Items 2.02 and 7.01 of this report and the accompanying exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, unless expressly incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

November 15, 2017	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Senior Vice President, General Counsel and Secretary